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                                     Exhibit L

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (and any further amendment filed by them) with respect to the common stock, par value $.10 per share, of Plenum Publishing Corporation.

                                 PPC ACQUISITION CORP.


                                 By: /s/ Jeffrey K. Smith
                                    ------------------------------
                                    Name: Jeffrey K. Smith
                                    Title: President

                                 KLUWER BOSTON, INC.


                                 By: /s/ Jeffrey K. Smith
                                    ------------------------------
                                    Name: Jeffrey K. Smith
                                    Title: President

                                 WOLTERS KLUWER U.S. CORPORATION


                                 By: /s/ Peter W. van Wel
                                    ------------------------------
                                     Name: Peter W. van Wel
                                     Title: President and CEO

                                 WOLTERS KLUWER nv


                                 By: /s/ Peter W. van Wel
                                    ------------------------------
                                    Name: Peter W. van Wel
                                    Title: Member, Executive Board

Dated: July 10, 1998